Exhibit 32.1
CERTIFICATION

The Undersigned hereby certifies pursuant to Rule 13a-14(b) or 15d-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code that to his knowledge:

1.
The Company’s Annual Report on Form 10-K/A for the period ended December 31, 2015, to which this statement is furnished as an exhibit (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 29, 2016

By:	/s/ Daniel A. Ninivaggi
Daniel A. Ninivaggi
Co-Chief Executive Officer, Federal-Mogul Holdings Corporation
Chief Executive Officer, Motorparts Division

By:	/s/ Rainer Jueckstock
Rainer Jueckstock
Co-Chief Executive Officer, Federal-Mogul Holdings Corporation
Chief Executive Officer, Powertrain Division

By:	/s/ Jérôme Rouquet
Jérôme Rouquet
Senior Vice President and
Chief Financial Officer